                             SETTLEMENT AGREEMENT


     This Settlement Agreement ("Agreement") is made as of this 23rd day of April, 1997 by and between Ciatti's, Inc. ("Ciatti's"), Big D Bagels, Inc. ("Big D"), Quality Dining, Inc. ("Quality"), and Bruegger's Franchise Corporation ("Bruegger's").

     WHEREAS, Big D and Bruegger's are parties to that certain Shareholder Development Agreement entered into as of the 1st day of January, 1995 (the "Shareholder Development Agreement") and to certain Bruegger's Fresh Bagel Bakery Shareholder Franchise Agreements entered to thereunder (the "Franchise Agreements"); and

     WHEREAS, the parties have disagreed as to the meaning, construction, application and scope of certain provisions of the Shareholder Development Agreement and Franchise Agreements, including Section 9 of the Shareholder Development Agreement and Section 14 of the Franchise Agreements (the "Disputed Provisions"), and the circumstances under which the Disputed Provisions provide Bruegger's with any rights, including rights of notice to, approval of, and/or first refusal to, certain transactions; and

     WHEREAS, to resolve that dispute, Ciatti's and Big D commenced a declaratory judgment lawsuit captioned Ciatti's, Inc. and Big D Bagels, Inc. v. Quality Dining, Inc. and Bruegger's Franchise Corporation, pending in the United States District Court for the District of Minnesota, Third Division, Case No. 3-96-1037, in which Ciatti's and Big D sought declaratory relief relating to the Disputed Provisions; and

     WHEREAS, Quality and Bruegger's have denied each of Ciatti's and Big D's claims, asserted certain affirmative defenses, and counterclaimed for declaratory relief; and

     WHEREAS, the parties desire to resolve their differences and avoid further expense and uncertainty; and

     WHEREAS, the parties have agreed to settle the issues in dispute between them;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements, covenants and provisions contained in this Agreement, the parties hereto agree and declare as follows:

     1. Bruegger's agrees that the following transactions are not and shall not be subject to the provisions in Section 9 of the Shareholder Development Agreement between Big D and Bruegger's, or to the provisions in Section 14 of the Franchise Agreements entered into pursuant to the Shareholder Development Agreement, requiring notice, consent, or first refusal to certain transactions:

     a. any issuance of securities by Ciatti's (i) if the issuance does not result in the acquisition of over 40% of the voting power of any class of securities of Ciatti's after the completion of the issuance by any shareholder (other than Phillip Danford or L. E. Danford, Jr.) who previously held less than 40% of the voting power of such securities and (ii) such issuance does not result in Phillip Danford and L. E. Danford, Jr. collectively owning less than 10% of the voting power of all classes of securities of Ciatti's.

     b. any rights offering by Ciatti's substantially in accordance with the Registration Statement filed on Form S-3 on October 1, 1996, as amended by Amendment No. 1, filed October 29, 1996 (the "Registration Statement"), or any future rights offering substantially in accordance with the Registration Statement that complies with Section 1(a)(ii) above

          c. any non-convertible non-voting debt of Ciatti's, Inc., including bank debt.

          d. any warrants to purchase common stock of Ciatti's, Inc. granted to financial institutions or individuals in connection with any restaurant financing packages in an amount up to 2,000 warrants per restaurant, or such larger amount as bears the same proportion to Ciatti's total shares then outstanding as 2,000 bears to 742,819, the number of shares presently outstanding.

          e. any issuance of securities under Ciatti's incentive stock option plan and any issuance of securities to Phillip Danford or L. E. Danford, Jr.

          f. any convertible debt by Ciatti's if, assuming all conversion rights were fully exercised, the criteria specified in Section 1(a) would be satisfied.

          2. Ciatti's will print a reasonable disclaimer in substantially the form attached hereto as Exhibit A in any Registration Statements and associated Prospectuses relating to these equity offerings.

          3. Bruegger's agrees that to the extent the Shareholder Development Agreement or Franchise Agreements apply to the issuance or trading of any equity securities of Ciatti's while Ciatti's remains a public company, Bruegger's has no right of first refusal in such offering, and will exercise in good faith any right to approve such transaction.

          4. Ciatti's and Big D will sign an agreement in substantially the form attached hereto as Exhibit B granting them permission to use Bruegger's registered marks, and will use those marks only in a descriptive sense in the Registration Statements and associated Prospectuses.

          5. Ciatti's and Big D agree to indemnify Bruegger's from liability arising from the equity offerings described herein under terms in substantially the form of Section 2 of the Indemnification Agreement, attached hereto as Exhibit C. Ciatti's and Big D shall provide Bruegger's with a copy of any opinion letter provided to Ciatti's and Big D or to any third party by Ciatti's or Big D's securities counsel in connection with any offering described herein. Bruegger's agrees that it will not be entitled to rely upon any opinion expressed in any such opinion letter.

          6. Ciatti's and Big D agree that it will constitute an event of default under the Shareholder Development Agreement and related Franchise Agreements warranting immediate termination of those agreements if Ciatti's or Big D engages in a business competitive to Bruegger's, as defined in Section 11 of the Shareholder Development Agreement.

          7. Big D designates Phil Danford as its Managing Officer who has, and shall have throughout the term of the Shareholder Development Agreement and the Franchise Agreements entered into thereunder, the authority to bind Big D in any dealings with Bruegger's and its affiliates, and to direct any action necessary to ensure compliance with the Shareholder Development Agreement and any other agreements relating to the franchised bakeries operated thereunder. No change in the Managing Officer may be made without the prior written consent of Bruegger's, which consent shall not unreasonably be withheld. If Big D desires to change its Managing Officer for any reason, Big D shall first notify Bruegger's in writing of the proposed new Managing Officer and his or her relevant qualifications. However, Big D shall have 60 days to propose a new Managing Officer in the event the current Managing Officer resigns, dies, or becomes disabled or incapacitated. In any event, Bruegger's shall have 30 days after receipt of notice of the proposed Managing Officer to approve or disapprove the proposed Managing Officer. If Bruegger's disapproves the proposed Managing Officer, Big D shall have the right, exercised by sending a written demand for arbitration to Bruegger's, to immediately submit the issue of the fitness of the proposed Managing Officer for the position to arbitration, before such arbitrator as the parties agree upon. If the parties can not agree upon an arbitrator within 10 days after the demand for arbitration is made, each party shall select an third party arbitrator, and the arbitrators so selected shall select a third arbitrator, and the panel so selected shall decide the issue by majority vote. If the arbitrators so selected are unable to agree upon the third arbitrator within ten days after their appointment, either party may petition the United States District Court for the District of Minnesota to appoint the third arbitrator. The decision of the arbitrator(s) shall be binding on both parties. The arbitration shall take place in Minneapolis, and shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The cost of the arbitration shall be shared equally by the parties. Failure to maintain an approved Managing Officer pursuant to the terms of this Agreement shall constitute an event of default under the Shareholder Development Agreement and the Franchise Agreements entered into thereunder.

          8. Bruegger's will provide reasonable assistance to Ciatti's/Big D in obtaining financing for the leasehold, construction and equipment financing of new bakeries. This assistance will not require Bruegger's to incur expense nor to provide guarantees or other credit enhancements. It is contemplated that such assistance would include, but not be limited to introducing Ciatti's/Big D to any viable potential financing sources known to Bruegger's and making appropriate representatives of Bruegger's available to answer questions and attend meetings with prospective lenders or financing sources to Ciatti's/Big D. The parties acknowledge and agree that Ciatti's/Big D shall also be entitled to participate in any future credit programs that Bruegger's generally offers to all of its other franchisees on the same terms and conditions as such programs are offered to such other franchisees.

          9. The deadline contained in Section 1.3 of the Shareholder Development Agreement specifying the minimum cumulative number of Bakeries required to be in operation by July 1, 1997 is extended to January 1, 1998, and the deadline for opening new bakeries by July 1, 1998 is extended to October 1, 1998. All other deadlines in the Shareholder Development Agreement shall remain in effect.

          10. The lawsuit will be dismissed with prejudice, and the parties shall instruct their respective counsel to file an appropriate stipulation accomplishing that dismissal; provided, however, that nothing in the stipulation of dismissal, this Agreement, or in the release contained in paragraph 11 below shall be construed, with respect to future transactions or occurrences, to limit or reduce Ciatti's or Big D's rights as they existed prior to this Agreement, and prior to the Dismissal, under Section 9 of the Shareholder Development Agreement, or Section 14 of the Franchise Agreements entered into thereunder, or limit the right of either party to bring an action relating to the construction, breach, operation, or enforcement of those agreements with respect to future transactions or occurrences. This Agreement is not an admission by any party of any liability, right or obligation other than those specifically set forth herein. The provisions in Section 1 of this Agreement excepting certain transactions from the notice, approval, and first refusal requirements of
Section 9 of the Shareholder Development Agreement and Section 14 of the related Franchise Agreements are intended only to identify specific "safe harbor" transactions that the parties agree will not be subject to those requirements if carried out in accordance with Sections 2, 4, and 5 of this Agreement.

          11. Ciatti's and Big D, and their respective officers, directors, affiliates, successors and assigns, hereby release and discharge all claims or causes of action they have against Quality Dining and/or Brueggers, their respective officers, directors, affiliates, successors and assigns arising out of the subject matter of the Complaint filed by Ciatti's and Big D. Quality and Brueggers, and their respective officers, directors, affiliates, successors and assigns, hereby release and discharge all claims or causes of action they have against Ciatti's and Big D, and their respective officers, directors, affiliates, successors and assigns, arising out of the subject matter of Quality and Brueggers'counterclaim.

          12. The parties will issue a joint press release in the form attached hereto as Exhibit D.

CIATTI'S, INC.                             BIG D BAGELS, INC.

----------------------------               -----------------------------------
By   /s/ Barney U. Uhlig                   By   /s/ Barney U. Uhlig
Its   Vice President                       Its   Vice President


QUALITY DINING, INC.                       BRUEGGER'S FRANCHISE CORPORATION


----------------------------               -----------------------------------
By   /s/ John C. Firth                     By   /s/ John C. Firth
Its  Senior Vice President and             Its  Senior Vice President and
     General Counsel                            General Counsel

                                   Exhibit A

Disclaimer with Respect to Bruegger's to be Added to Ciatti's, Inc. Prospectus

        To be placed in the section entitled "Additional Information."


     Neither Brueggers Franchise Corporation ("Brueggers") nor any of its parents, subsidiaries, affiliates, officers, directors, agents, employees, accountants or attorneys are in any way participating in, approving or endorsing this offering of securities by the Company, any of the offering or accounting procedures used in the Prospectus, or any representations made in connection with the offering. The grant by Bruegger's of any franchise or other rights to Ciatti's or Big D is not intended as, and should not be interpreted as, an express or implied approval, endorsement or adoption of any statement regarding financial or other performance which may be contained in this Prospectus. Any review by Bruegger's of this Prospectus or the information included in this Prospectus has been conducted solely for the benefit of Bruegger's to determine conformance with Bruegger's internal policies, and not to benefit or protect any other person. No investor should interpret any such review by Bruegger's or the use and display of any of Bruegger's logos, trademarks or service marks herein as approval, endorsement, acceptance or adoption of any representation, warranty or covenant contained in the materials reviewed. The enforcement or waiver of any obligation of Ciatti's or Big D under any agreement between Ciatti's or Big D and Bruegger's or any of Bruegger's affiliates is a matter of the Bruegger's or its affiliates' sole discretion. No investor should rely on any representation, assumption or belief that Bruegger's or its affiliates will enforce or waive particular obligations of Ciatti's or Big D under such agreements.

                                   Exhibit B

                               LICENSE AGREEMENT

     THIS AGREEMENT, entered into as of this       day of May 1997 between Big D
Bagels, Inc., a Minnesota corporation (hereinafter referred to as "Big D"), Ciatti's Inc., a Minnesota corporation (herein after referred to "Ciatti's"), and Brueggers Franchise Corporation, a Delaware corporation (hereinafter referred to as "Bruegger's). Ciatti's and Big D are herein referred to collectively as "Licensees."

                                  WITNESSETH:

     WHEREAS, Bruegger's has rights in various names, characters, symbols, designs and likenesses, including but not limited to the trademarks and/or service marks listed in Schedule A of the Shareholder Development Agreement dated as of January 1, 1995 between Bruegger's and Big D (hereinafter referred to as "LICENSED MARK"), which LICENSED MARK has been used in commerce and extensively advertised and promoted by various means. The LICENSED MARK is well known and recognized by the general public, which high reputation and goodwill has been and continues to be a unique benefit to Bruegger's and its franchisees;

     WHEREAS, Ciatti's has filed registration statements with the United States Securities and Exchange Commission with respect to the offering of its equity securities and debt securities and such Registration Statements describe the business of the Company and of Big D, including a description of the LICENSED MARK; and

     WHEREAS, Licensees recognize that benefits will be derived from utilizing the LICENSED MARK and desires to utilize said LICENSED MARK in the manner described above,

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.   GRANT OF LICENSE
     ----------------

     (a) Licensed Products - Upon the terms and conditions set forth in this Agreement, Bruegger's grants to Licensees the right, license and privilege to utilize the LICENSED MARK and in connection with such registration statements and future offerings by Ciatti's filed with the Securities and Exchange Commission (the "Registration Statements"). Use of the LICENSED MARK in the Registration Statements and related Prospectuses shall be in a form approved by Bruegger's as detailed on Schedule A to the Shareholder Development Agreement or in such manner as Ciatti's, Big D and Bruegger's may otherwise agree. The following language (or substantially similar language acceptable to Bruegger's ) must appear prominently above or below the first use of the LICENSED MARK, or in a location near the LICENSED MARK acceptable to Bruegger's:

         The [trademark/service mark] ["LICENSED MARK"] is a [registered] [trademark/service mark] of Bruegger's Franchise Corporation. Neither Bruegger's Franchise Corporation nor any of its subsidiaries or affiliates has endorsed or approved the Offering or is in any way participating in it. Please see additional Information on page ____ for a more detailed disclaimer of Bruegger's Franchise Corporation's involvement.

     (b) Term - The term of the license granted herein shall be effective on the day of May 1997 and shall continue during the term of the Shareholder Development Agreement between Big D and Bruegger's unless sooner terminated in accordance with the provisions herein.

2.   TERMS OF PAYMENT
     ----------------

     (a) Fee - Licensees agree to pay to Bruegger's as royalty a sum equal to one hundred dollars ($100) due and payable on the date of execution of this Agreement.

3.   GOODWILL, ETC.
     --------------

     Licensees recognize the great value of the goodwill associated with the LICENSED MARK and acknowledge that the LICENSED MARK and all rights therein and goodwill pertaining thereto belong exclusively to Bruegger's and that the LICENSED MARK has a secondary meaning in the minds of the public.

     Licensees agrees that they will not, attack the title or any rights of Bruegger's in and to the LICENSED MARK or attack the validity of this license, or do anything either by an act of omission or commission which might impair, violate or infringe the LICENSED MARK and which will not claim adversely to Bruegger's or anyone claiming through Bruegger's any right, title or interest in or to said LICENSED MARK and will not misuse or harm or bring the LICENSED MARK into public disrepute and that they have not and will not for their benefit, directly or indirectly, register(ed) or apply(ied) for registration of the LICENSED MARK or any mark which is, in Bruegger's reasonable opinion, the same as or confusingly similar to the LICENSED MARK. Bruegger's agrees to assume the defense of any third-party action challenging Licensees's right to use the LICENSED MARK.

     Licensees agree to cooperate fully and in good faith with Bruegger's for the purpose of securing and preserving Bruegger's 's rights in and to the LICENSED MARK.

     Bruegger's, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of Licensees or join Licensees as a party thereto. Should Bruegger's choose to bring an action in the name of Licensees or join Licensees as a party thereto, Bruegger's agrees to bear the legal expenses and costs incurred by Licensees's personal legal counsel. Licensees shall notify Bruegger's in writing of any infringements or imitations by others of the LICENSED MARK on documents similar to those covered by this Agreement which may come to the Licensees's attention, and Bruegger's shall have the sole right to determine whether or not any action shall be taken on account of any such infringements of the LICENSED MARK. Licensees shall not institute any suit or take any action on account of any such infringement or imitation without first obtaining the written consent of Bruegger's to do so.

     Licensees expressly recognize that the LICENSED MARK possesses special unique and extraordinary character which makes difficult the assessment of monetary damages which Bruegger's would sustain by unauthorized use. Licensees expressly recognize and agree that an irreparable injury would be caused to Bruegger's by unauthorized use and agrees that preliminary and permanent injunctive and other equitable relief would be appropriate in the event of a breach of this Agreement by Licensees, provided that such remedy shall not be exclusive of legal remedies otherwise available.

4.   INDEMNIFICATION AND INSURANCE
     -----------------------------

     Licensees hereby agree to indemnify Bruegger's, its affiliates and their directors, officers, agents and employees and to hold each of them harmless in all respects including attorneys' fees from and against any claims, demands, suits, or causes of actions and resulting settlements, awards or judgements arising out of any act or alleged activity of Licensees in connection with this license.

5.   RIGHT OF TERMINATION
     --------------------

     Without prejudice to any other rights that Bruegger's may have, Bruegger's shall have the right to terminate this Agreement upon five (5) days' written notice sent by registered or certified mail:

     (a) If Licensees shall be unable to pay their liabilities when due or shall become subject to any bankruptcy, insolvency or receivership proceeding of any nature or if their business is placed in the hands of a receiver or trustee.

     (b) If Licensees assign this Agreement or any of their rights hereunder without Bruegger's prior written consent.

     (c) If Licensees shall fail to perform any of their obligations hereunder, including without limitation, use of the LICENSED MARK in the manner provided on Schedule A to the Shareholder Development Agreement.

6.   EFFECT OF TERMINATION
     ---------------------

     (a) Cessation of Rights - Upon the expiration or termination of this License, all rights granted to Licensees hereunder shall cease and Licensees will refrain from further use of the LICENSED MARK or anything reasonably deemed by Bruegger's to be confusingly similar to the LICENSED MARK, except as expressly permitted under other licenses of agreements between the parties hereto. In the event of disagreement as to whether a mark is confusingly similar, Bruegger's decision shall control.

     (b) Bruegger's Remedies - Licensees acknowledge that their use of the LICENSED MARK on the Prospectus in a manner other than as provided herein will result in immediate and irreparable damage to Bruegger's and to the rights of any subsequent Licensees. Licensees acknowledge and admits that there is not adequate remedy at law for such misuse, and Licensees agree that in the event of such misuse Bruegger's shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which Bruegger's is entitled under this Agreement or otherwise.

7.   NOTICES
     -------

     All notices, requests, approvals, disapprovals, consents and statements to be given and all payments to be made hereunder shall be given or made at the respective addresses of Bruegger's and Licensees set forth below unless notification of a change of address is given in writing. Such notices, requests, approvals, disapprovals and consents shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, with postage prepaid or sent by prepaid telegram.

     As to Bruegger's:        Bruegger's Franchise Corporation
                              4220 Edison Lakes Parkway
                              Mishawaka, Indiana 46545
                              ATTENTION: General Counsel

     As to Licensees:         Ciatti, Inc
                              Big D Bagels, Inc.
                              5555 West 78th Street
                              Edina, MN 55435

8.   NO JOINT VENTURE
     ----------------

     Nothing herein contained shall be construed to place Bruegger's and Licensees in the relationship of partners or join venturers and neither shall have any power to obligate or bind the other in any manner whatsoever.

9.   NO ASSIGNMENT
     -------------

     This Agreement and any rights granted herein shall not be assigned, mortgaged or otherwise encumbered by Licensees without written consent of Bruegger's. No transfer by operation of law shall be effective against Bruegger's.

10.  NO WAIVER: MODIFICATION: SEVERABILITY
     -------------------------------------

     None of the terms of this Agreement can be waived or modified except expressly in writing signed by both parties. The failure of either party to insist on compliance with any provision hereof shall not constitute a waiver or modification of such provision or any other provision. If any provision hereof is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holdings shall not affect the validity or enforceability of any other provision hereto.

11.  WHOLE AGREEMENT: CONSTRUCTION
     -----------------------------

     Upon execution, this Agreement includes the entire understanding between the parties, and there are no representations, promises, warranties, covenants or undertakings other than those contained herein. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Ciatti's, Inc.                      Bruegger's Franchise Corporation

By:                                 By:
   -----------------------------       -------------------------------

Attest:                             Attest:
       -------------------------           ---------------------------

Big D Bagels, Inc.

By:
   -----------------------------

Attest:
       -------------------------

                                   Exhibit C

                           Indemnification Agreement



          Ciatti's and Big D jointly and severally agree to protect, indemnify, hold harmless and defend Bruegger's from and against any and all losses, claims, damages, liability or expenses arising directly or indirectly out of or related in any way to any public offering of securities made by Ciatti's, including, without limitation, any violation or claimed violation of federal, state or other securities laws, rules or regulations, Securities and Exchange Commission liability, shareholder derivative or other shareholder claims. Upon notice from Bruegger's to Big D of any claim hereunder, Ciatti's and Big D shall immediately undertake at their sole cost and expense, including attorney's fees and costs, Bruegger's defense of such claim with legal counsel mutually agreeable to Bruegger's, Ciatti's and Big D. Such mutually agreeable legal counsel shall be separate and independent of Ciatti's counsel if Bruegger's reasonably determines that its interests may conflict. If no conflict of interest exists, and Bruegger's wishes to retain independent counsel of its own choosing, then Bruegger's shall be responsible for any such independent counsel fees. Any and all material decisions with respect to the management of Bruegger's defense hereunder shall occur only with Bruegger's prior consent and direction, which will not be unreasonably withheld or delayed. Ciatti's shall have sole authority to settle any claim under any terms acceptable to Ciatti's so long as no adverse judgment is entered against Bruegger's pursuant to the settlement and Bruegger's receives a complete release as part of such settlement.

                                   Exhibit D

         CIATTI'S, INC. AND BRUEGGER'S AGREE TO SETTLEMENT OF LAWSUIT


          Ciatti's, Inc. and its subsidiary Big D Bagels, Inc. and Quality Dining, Inc. and its subsidiary Bruegger's Franchise Corporation announced today that they have entered into a Settlement Agreement resolving the pending litigation between the companies. In connection with the execution of the Settlement Agreement, the parties have agreed to dismiss the lawsuit and all respective counterclaims. The companies have also agreed on certain matters relating to Ciatti's offerings of securities to the public in the future.

          Ciatti's owns and operates ten full-service restaurants in Minnesota and Wisconsin. Big D Bagels currently operates six Bruegger's Bagel Bakery restaurants in the Dallas - Fort Worth area under franchise agreements with Bruegger's. Bid D Bagels, Inc. has signed leases for an additional six Bruegger's Bagel Bakery restaurants that its expects to open by December 31, 1997.